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                        BUSSE BROADCASTING CORPORATION
                      141 EAST MICHIGAN AVENUE, SUITE 300
                           KALAMAZOO, MICHIGAN 49007

         SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                            AS OF FEBRUARY 13, 1998

     This Second Amendment, to that certain Amended and Restated Employment Agreement between Busse Broadcasting Corporation ("BBC") and Cheryl Weinke ("Employee") dated February 20, 1995 and amended as of February 6, 1997 (the "first Amendment") both attached as Exhibit A hereto (collectively, the Employment Agreement"), is entered into as of the date first above written (the "Second Amendment").

     All capitalized terms not defined herein shall have the same meaning as ascribed to such terms in the Employment Agreement.

     BBC and Employee mutually agree to amend the Employment Agreement by deleting the phrase "December 31, 1998" in the second sentence of Section 4. TERM OF AGREEMENT, as amended by the First Amendment, and replacing the deleted phrase with "the later of December 31, 1998 or one (1) year following the effective date of a "Trigger Event" as such term is defined in that certain BBC Long Term Incentive Plan, as amended May 31, 1996; provided however, in the event this agreement would otherwise terminate pursuant to the foregoing clause and the Company or its stockholders shall have entered into an agreement contemplating a Trigger Event, the terms of this agreement shall be extended until the earlier termination of such agreement or the date one (1) year from the consummation of such agreement."

     All other terms and conditions of the Employment Agreement will remain in full force and effect and are hereby restated, confirmed and ratified.

     IN WITNESS WHEREOF, this Second Amendment has been duly executed as of the date first above written.

Busse Broadcasting Corporation,
a Delaware Corporation


By:  /s/ James C. Ryan
     --------------------------
     Name:  James C. Ryan
     Title:    Treasurer


By:  /s/ Cheryl Weinke
     --------------------------
     Employee